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                                    EXHIBIT 5

                     OPINION AND CONSENT OF BOYER & KETCHAND

                                   May 7, 2003

North American Technologies Group, Inc.
14315 West Hardy Road
Houston, Texas 77060

         RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission by North American Technologies Group, Inc. (the "Company") for the purpose of registering under the Securities Act of 1933 shares of common stock of the Company, $.001 par value, which may be issued by the Company as consideration under a Consulting and Marketing License Agreement dated April 23, 2003 by and between the Company and Mark Neuhaus (the "Consulting Agreement") and the related Non-Qualified Stock Option Agreement (the "Option Agreement"). As counsel to the Company, we have examined such corporate records, certificates and other documents as we considered relevant and necessary to express the opinion hereinafter set forth.

         On the basis of the foregoing and of our consideration of such other legal and factual matters as we have deemed appropriate, we are of the opinion that the common stock of the Company covered by the Registration Statement has been duly authorized and, when the options granted under the Consulting Agreement and the Option Agreement are exercised and the exercise price therefor paid in accordance with the terms thereof, such shares will be legally issued, fully paid and non-assessable, assuming full compliance with the Consulting Agreement and the Option Agreement is otherwise made.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                             BOYER & KETCHAND

                                             By:/s/ Rita J. Leader
                                             ---------------------
                                             Rita J. Leader